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                                                                   EXHIBIT 10.64

                                    MORTGAGE



        THIS MORTGAGE, made the __ day of April, 1998, between DECORA, INCORPORATED, a Delaware corporation authorized to do business in the State of New York as Decora Manufacturing and having its principal place of business at 1 Mill Street, Fort Edward, New York 12828 (herein called the "Mortgagor") and FLEET NATIONAL BANK, a bank organized and existing under the laws of the United States of America, having an office at 69 State Street, City and County of Albany, State of New York 12201 (herein called the "Mortgagee").

                              W I T N E S S E T H :

        To secure the payment of a principal indebtedness in the amount of Two Million Four Hundred Ninety Seven Thousand and 00/100 Dollars ($2,497,000.00) lawful money of the United States plus the interest thereon at a rate more particularly set forth in a Credit and Reimbursement Agreement dated as of November 1, 1996 Mortgagor and Mortgagee executed and delivered to the Mortgagee by the Mortgagor on November 1, 1996 herewith plus any modifications or extensions thereof or substitutions therefor (herein called the "Note"); the Mortgagor hereby mortgages to the Mortgagee all those certain pieces or parcels of land, with the buildings and improvements erected thereon, more particularly described in Schedule A attached hereto and made a part hereof (herein called the "mortgaged premises").

        TOGETHER with all fixtures and articles now or hereafter attached to said premises which constitute part of the building, building systems and/or real estate improvements and which cannot be removed without significant damage either to the realty or to the article being removed or both, including but not limited to antennas, towers, transmission lines, sample systems, remote control units, wiring, catwalks, transformers, transmitters, other radio and/or tv transmission and communication equipment, furnaces, boilers, oil or gas burners, fire extinguishers and other fire preventing and extinguishing apparatus, hoses, fans, conveyors, air compressors, scales, radiators and heating units and piping, plumbing, washroom and drinking facilities, air conditioning, humidifying and sprinkler systems, building electrical fixtures and wiring, fluorescent fixtures, elevators, dynamos, incinerators, water pumps, together with any and all replacements thereof and additions thereto. Notwithstanding the foregoing, this Mortgage shall not cover machinery, equipment, furniture and fixtures that can be removed without significant damage to either the realty or the article being removed, or both and the Mortgagee's lien will remain on those fixtures which are are so annexed to the realty


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that they cannot be removed without significant damage to either the realty or the article being removed, or both.

        And the Mortgagor covenants and agrees with the Mortgagee as follows:

        1. PAYMENT. The Mortgagor promises to pay the principal and interest on the Note when due and payable, plus all other indebtedness secured by this Mortgage.

        2. WARRANTY OF TITLE. The Mortgagor warrants the title to the mortgaged premises, and confirms and ratifies that the full amount owed as described above is secured by the Mortgage.

        3. CASUALTY AND OTHER INSURANCE. Mortgagor shall maintain insurance against such risks and for such amounts as are customarily insured against by businesses of like size and type in the area, including the following:

               (a) Mortgagor shall keep all improvements situated on the mortgage premises continuously insured against loss by fire and the risks covered under a so-called "extended coverage endorsement", flood, explosion of boilers, heating apparatus and other pressure vessels, and such other hazards, casualties and contingencies as Mortgagee from time to time reasonably may require, in an amount equal to one hundred percent (100%) of the replacement cost of such Improvements. All such insurance shall be evidenced by valid and enforceable policies in form and substance satisfactory to Mortgagee. Without limiting the generality of the foregoing: (a) all such insurance policies shall contain an endorsement requiring thirty (30) days written notice to Mortgagee at the following address: Fleet National Bank, P.O. Box 2984, CT/HM/M10J, Hartford, CT 06101-2984, prior to cancellation or change in the coverage, scope or amount of any such policy or policies; and (b) any and all policies evidencing casualty insurance shall provide that any and all loss shall be payable to Mortgagee notwithstanding any act or omission of Mortgagor which might otherwise result in cancellation or forfeiture of said insurance:

               (b) Insurance against loss or damage by flood, such insurance to be in an amount not less than the principal amount of the Loan unless Mortgagee receives satisfactory evidence that no portion of the Premises is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards;

               (c) Business interruption (extra expense/loss of income) insurance in an amount sufficient to cover any loss of income from the Premises for a period of not less than 12 months; and


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               (d) Insurance protecting Mortgagor against loss arising from liability imposed by law or assumed in any written contract and loss or liability arising from personal injury, including bodily injury or death, or damage to the property of others, caused by an accident or occurrence with a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

        All policies of insurance required by this Section shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Mortgagor and authorized to write such insurance in the State of New York. The company or companies issuing the policies of insurance required by subparagraphs (a) and (c) hereof shall be rated "A" or better by A.M. Best Co., Inc. in Best's Key Rating Guide. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which Mortgagor is engaged. All policies evidencing the insurance required by subparagraphs (a), (b) and (c) hereof shall contain a New York standard mortgagee clause, without contribution, showing Mortgagee's interest as first mortgagee, and loss payee shall provide for payment to Mortgagee of the proceeds of insurance resulting from any claim for loss or damage thereunder, shall provide for at least thirty (30) days' prior written notice to Mortgagee of the cancellation of such policies and of any material change in the terms or conditions thereof and shall provide for notice to Mortgagee of all material claims made thereunder.

        The policies (or binders) of insurance required by subparagraphs (a),
(b) and (c) hereof, together with proof of the payment of the premiums therefor, and a photocopy of the policy (or binder) of insurance required by subparagraphs
(d) and (e) hereof shall be delivered to Mortgagee at the time of the execution and delivery of this Mortgage. Mortgagor shall deliver to Mortgagee annually a certificate reciting that there is in full force and effect insurance coverage of the types and in the amounts required by this Section and complying with the requirements hereof. Prior to the expiration of each such policy, Mortgagor shall furnish Mortgagee with satisfactory evidence that such policy has been renewed or replaced or is no longer required. Mortgagor shall pay all premiums on the insurance policies required by this Section and shall provide such further information with respect to the insurance coverage required hereby as Mortgagee may from time to time reasonably require.

        Mortgagor shall promptly notify Mortgagee of any loss, damage or other casualty with resect to the Improvements, the Equipment or any part thereof. Mortgagor shall not permit any condition to exist on the Premises or in the Improvements which would wholly or partially invalidate the insurance thereon. Mortgagor hereby


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assigns to Mortgagee all of its right, title and interest in and to the insurance policies required by subsections (a) and (b) hereof, including any unearned premiums thereon, such assignment to take effect immediately upon the occurrence of any Event of Default. Mortgagor hereby irrevocably authorizes Mortgagee to participate with Mortgagor in the adjustment and compromise of any insurance claims for any loss, damage or other casualty with respect to the improvements, the Equipment or any part thereof under said insurance policies, to collect and receive any Casualty Insurance Proceeds from the insurers paying the same, to give proper receipts and acquittances therefor and, at Mortgagee's sole option, to apply all or any portion of the Net Proceeds thereof to payment on account of the unpaid principal amount of the Loan, whether then matured or not, together with interest thereon at the Contract Rate to the date of receipt of such payment by Mortgagee, or to make the same available to Mortgagor, in whole or in part, for the purpose of repairing, restoring, rebuilding or replacing the damaged Improvements and/or Equipment, in which case such proceeds shall be payable to Mortgagor in such installments and under such terms and conditions as Mortgagee may require. After application in accordance with the terms of this Mortgage, the remaining portion of the Casualty Insurance Proceeds (if any) shall be paid over to Mortgagor or otherwise as a court of competent jurisdiction may direct. Mortgagor shall submit to Mortgagee for prior approval the proposed amount of any Casualty Insurance Proceeds to be paid by reason of any such loss, damage or casualty. Mortgagor hereby appoints Mortgagee its agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution, to participate in the adjustment and compromise of any Casualty Insurance Proceeds on its behalf in the event that, at the time of any such loss, damage or casualty, any Event of Default has occurred and is continuing. Mortgagor shall execute and deliver to Mortgagee on demand such assignments and other instruments as Mortgagee may require for such purposes and shall reimburse Mortgagee for its costs (including reasonable legal fees) in the collection of any Casualty Insurance Proceeds.

        Business Interruption Insurance Proceeds shall be applied by Mortgagee, to the extent received, first to the payment of Taxes, and then to the payment of premiums for the policies of insurance required by this Section and then to the payment of amounts required to be paid by any law or ordinance relating to the use of occupancy of the Premises or the Improvements or by any requirement, order or notice of violation thereof issued by any Governmental Agency and then to the payment of installments of principal and/or interest required to be made by Mortgagor under the Note, as and when the same become due and payable. After application in accordance with the terms of this Mortgage, the remaining portion of Business Interruption Insurance Proceeds (if any) shall be paid over to Mortgagor or otherwise as a court of competent jurisdiction may direct.


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        Within 15 days of receipt of written request therefor, Mortgagor shall deliver to Mortgagee receipted bills, cancelled checks or other proof reasonably satisfactory to Mortgagee evidencing payment of the premiums for the policies of insurance required by this Section.

        At any time during the term of the Loan, Mortgagee may require Mortgagor to pay to Mortgagee on the first day of each and every month, together with and in addition to the monthly installment of principal and/or interest required to be paid under the Note, a sum equal to the premiums next due under said policies of insurance (as estimated by Mortgagee), less all sums already paid therefor, divided by the number of monthly installments of principal and/or interest due under the Note one month prior to the date on which such premiums shall be due and payable, which sums, to the extent received, will be held without interest and applied by Mortgagee to the payment of such premiums as and when the same become due and payable. If such monthly insurance escrow payments become due at a time when any premium shall not have been determined, such payments shall be estimated on the basis of the premium for the preceding year. If the premium when determined varies from the premium as estimated, (a) any excess arising from such monthly payments shall be retained by Mortgagee to be applied in reduction of subsequent monthly payments and (b) any deficiency in the amount of such monthly payments shall be paid by Mortgagor to Mortgagee on demand.

        4. NO ALTERATIONS. No building or improvement presently on or hereinafter constructed on the mortgaged premises shall be removed, demolished or altered in such a manner as to adversely affect its structural strength or its value, without the consent of the Mortgagee.

        5. TAXES. The Mortgagor will pay all taxes, including corporate franchise taxes, if applicable, assessments and/or water rates and/or sewer rates and/or any and all taxes, charges, assessments which are applicable to the use and/or occupancy and/or existence of the mortgaged premises; and in the event that the Mortgagor fails to pay same, Mortgagee may (but is not obligated to) pay same and the Mortgagor will on demand, pay to the Mortgagee any amounts so paid, by the Mortgagee with interest from the day of payment, and the same shall be deemed to be secured by the Mortgage and shall be collectible thereupon in like manner as the principal monies. In addition to the foregoing, but only in the event that the Mortgagor is in default, the Mortgagor agrees, that upon fifteen (15) days of the receipt of written notice from the Mortgagee, that it will open with the Mortgagee, or a commercial bank to be selected by the Mortgagee, a separate account designated as "Real Property Tax and Insurance Account" and will deposit in said account on the first day of each month thereafter until the entire indebtedness represented by the Note and interest thereon, shall have been paid in full, a sum equal to l/l2th of the


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estimated annual taxes and assessments levied upon the mortgaged premises and
l/l2th of the estimated annual premium for casualty insurance with reference to said mortgaged premises; any deficiency in the amount so held in said separate account to be payable by the Mortgagor on demand.

        6. ESTOPPEL CERTIFICATE. The Mortgagor within three (3) days upon request in person or within five (5) days upon request by mail will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the mortgage debt.

        7. SECTION 911 of the BUSINESS CORPORATION LAW. If the Mortgagor is a New York corporation or a corporation authorized to do business in the state of New York, this Mortgage is made, executed and delivered pursuant to the provisions of Section 911 of the Business Corporation Law and that Mortgagor's Certificate of Incorporation does not require the consent of stockholders to mortgage its real property or chattels.

        8. SECTION 13 OF THE LIEN LAW. The Mortgagor will receive the proceeds of indebtedness secured by this Mortgage subject to the trust fund provisions of
Section 13 of the Lien Law.

        9. NO RELEASE OR DISCHARGE UNTIL FULL PAYMENT. Regardless of any subsequent agreement with any other person, firm or corporation modifying, amending, altering or changing the terms of the Note or any agreement referred to in said Note or this Mortgage, or spreading the lien thereof, or consolidating the same with any other mortgage, the obligations of the Mortgagor to pay the indebtedness and interest at the rate specified in the Note secured by this Mortgage shall not be released or discharged or affected in any way until the full payment of all indebtedness evidenced by the Note with interest at the rate therein specified.

        10. BOOKS, RECORDS AND FINANCIAL STATEMENTS. The Mortgagor will at all times keep proper books and records and accounts in accordance with generally accepted accounting principles consis tently applied and shall within fifteen
(15) days of demand, permit the Mortgagee or its representatives to examine such books and records and all supporting vouchers and data at any time from time to time on request, at its offices, or at such other location as may be mutually agreed upon.

        11. ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION. The Mortgagor and Mortgagee have executed and delivered an "Environmental Compliance and Indemnification Agreement" ("Environmental Agreement") bearing even date affecting the mortgaged premises. Any financial liability of the Mortgagor to the Mortgagee accruing under the Environmental Agreement or monies paid by the Mortgagee pursuant to said agreement shall be secured by the lien of this Mortgage.


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        12. MORTGAGE TAX. Mortgagor agrees that in the event that mortgage recording tax is required for any reason whatsoever, Mortgagor will pay said tax on demand to Mortgagee; and if Mortgagor fails to pay said tax, the Mortgagee may pay same. The amounts paid by the Mortgagee, plus interest at the rate set forth in the Note from the date of payment, shall be deemed to be secured by this Mortgage and shall be collected in like manner as the principal monies.

        13. DEFAULT. The Mortgagee shall be entitled, at its option, to declare the Mortgagor in default and the whole of the indebtedness and interest to be immediately due and payable:

               (a) after failure to pay any installment of principal or of interest for ten (l0) days;

               (b) after failure to pay any tax, water rate or assessment, or to exhibit to the Mortgagee receipts evidencing payment thereof, within ten
        (l0) days after notice and demand;

               (c) after failure to pay any premiums on the policies insuring the buildings and improvements on the mortgaged premises, or to exhibit to the Mortgagee receipts evidencing payment thereof, or to assign and deliver such policies to the Mortgagee, or to reimburse the Mortgagee for premiums paid on such insurance, within thirty (30) days after notice and demand;

               (d) after failure, upon request, to furnish a statement of the amount due on this Mortgage and whether any offsets or defenses exist against the mortgage debt, as hereinbefore provided;

               (e) upon the actual or threatened removal or demolition of any building or improvement on the mortgaged premises or the commission of any waste on the mortgaged premises;

               (f) upon the actual or threatened removal by anyone of any fixtures subject to the lien of this Mortgage;

               (g) upon failure of the Mortgagor to notify the Mortgagee in writing within five (5) days after loss or damage caused by fire or other casualty to the mortgaged premises, or any part thereof, and prior to making of any repairs thereto, or the refusal of the Mortgagor to permit the Mortgagee to inspect such loss or damage prior to the making of any repairs thereto;

               (h) upon failure to pay any Mortgage tax now due or hereafter due on this Mortgage within thirty (30) days after notice and demand given by the Mortgagee to the Mortgagor;


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               (i) in the event that the Mortgagor conveys, sells, assigns, or otherwise transfers the mortgaged premises, or any part thereof, or any interest therein, without the prior written consent of the Mortgagee;

               (j) in the event that the Mortgagor assigns the rents, or any part thereof, of the mortgaged premises or accepts prepayment of rents with respect to all or any part of the mortgaged premises covering a period greater than one (l) month;

               (k) upon failure of the Mortgagor to cure any violation of any governmental requirements respecting the mortgaged premises including without limitation any laws, rules or regulations governing hazardous waste removal and clean-up or arising from an intentional or unintentional action or omission of the Mortgagor or any previous owner and/or operator of the mortgaged premises, within ten (l0) days after receipt of written notice and demand from the Mortgagee; or, if in the reasonable judgment of the Mortgagee, any said violation cannot be cured within said ten (10) day period, failure to either commence a cure within said ten (10) day period and/or to pursue said cure diligently until completed;

               (l) upon the breach by the Mortgagor of any covenant or provision contained in this Mortgage, or upon the default in any debt instrument, term loan agreement, building loan agreement, environmental indemnification agreement or any instrument of collateral security delivered by or on behalf of the Mortgagor to the Mortgagee;

               (m) upon the imposition of any liens, charges, or encumbrances upon the mortgaged premises after the date hereof, which liens, charges or encumbrances are not released, vacated, suspended, discharged, or bonded to the satisfaction of the Mortgagee within thirty (30) days of their imposition;

               (n) in the event that the Mortgagor fails to submit to the Mortgagee the financial statements as required by paragraph 10 hereof, and continuance of such failure for thirty (30) days after receipt of written notice from the Mortgagee;

               (o) voluntary suspension of all or a substantial part of its businesses as a going concern by the Mortgagor; insolvency or dissolution of the Mortgagor; commencement of any proceedings under any bankruptcy or insolvency law by the Mortgagor; an assignment for the benefit of creditors by the Mortgagor; application for consent to the appointment of any receiver or trustee or custodian for the Mortgagor of all or any substantial portion of the property of the Mortgagor; or


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        assignment to an agent authorized to liquidate any substantial part of the assets of the Mortgagor.

               (p) commencement of any proceedings under any bankruptcy or insolvency law against the Mortgagor, which proceedings are involuntary in nature and failure to have said proceedings dismissed within sixty
        (60) days after the commencement thereof; or issuance of a writ, warrant, attachment or similar process against all or any substantial portion of the property of the Mortgagor and failure to have such writ, attachment or similar process released or bonded within sixty (60) days after its issuance.

               (q) default beyond any grace period pursuant to the terms and conditions of any other loan by the Mortgagee to the Mortgagor;

               (r) if any information furnished by or any representation or warranty of Mortgagor or of any Guarantor, or any representative of Mortgagor or of any Guarantor, made herein or in any instrument or financial statement furnished in connection herewith, or in any guaranty, shall prove false or misleading in any material respect;

               (s) Upon an event of default under any agreement, document or instrument between the Mortgagor and Mortgagee, including but not limited to a Restated Revolving Promissory Note in the amount of $15,000,000.00 bearing even date.

               If the Mortgagee declares the Mortgagor to be in default, the Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the mortgaged premises, and each and every part thereof, and may exclude the Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the mortgaged premises, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Mortgagee at the expense of the mortgaged premises, from time to time, either by purchase, repairs or construction, may maintain and restore the mortgaged premises, whereof it shall become possessed as aforesaid, may complete the construction of the improvements and in the course of such completion may make such contemplated improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the mortgaged premises, the Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case, the Mortgagee shall have the right, but not the obligation, to manage and operate the mortgaged premises and exercise all rights and powers of the Mortgagor with respect thereto, either in the name of the Mortgagor or otherwise as it shall deem best. In addition to the foregoing, the Mortgagor, may


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proceed forthwith to protect and enforce its rights under this Mortgage and/or the other loan documents by such suits, actions or proceedings, in equity or at law, as it shall deem appropriate, including, without limitation, an action to foreclose the lien of this Mortgage, in which case the mortgaged premises or any interest therein or any part thereof may be sold in one or more interests and in any order or manner. Moreover, the Mortgagee shall not be required to proceed hereunder before proceeding against any other security, shall not be required to proceed against any other security before proceeding hereunder, and shall not be precluded from proceeding against any or all of any security in any order or at the same time.

        14. ASSIGNMENT OF RENTS.

               (a) The Mortgagor hereby transfers, sells and assigns to the Mortgagee, any existing and future leases with respect to the mortgaged premises (the "Leases") and all rents, revenues, issues and profits now due and hereafter to become due, under the terms of all Leases and other rental arrangements or any renewals or replacements thereof concerning any part or all of the mortgaged premises, all as further security for the payment of the indebtedness. The Mortgagor also assigns to the Mortgagee any award made hereafter to it in any court proceedings involving any tenant(s) under any of the Leases in any bankruptcy, insolvency or reorganization proceedings and any and all payments paid by said tenant(s) in lieu of rent.

               (b) If no event of default has occurred hereunder, the Mortgagor shall have the right to collect the rents, income and profits from the Leases, to administer the Leases and to retain, use and enjoy the same; provided, however, that even if no event of default has occurred (i) no rent more than one month in advance shall be collected or accepted without obtaining the prior written consent of the Mortgagee and (ii) the Leases shall not be modified or amended without the prior written consent of the Mortgagee, which shall not be unreasonably withheld or delayed.

               (c) The Mortgagor represents and warrants that there are no other assignments of the Leases and that all Leases presented to the Mortgagee have not previously been amended and are in full force and effect.

               (d) The rights assigned hereunder include all of the Mortgagor's right and power to modify the Leases or to terminate the term thereof or to accept a surrender thereof or to waive or release the tenants thereunder from the performance, or observance of any obligations or conditions or provisions thereof; provided, however, that so long as no event of default shall have occurred hereunder, the Mortgagee


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
        shall not have the right to exercise any of the aforesaid rights or powers without the prior written consent of the Mortgagor.

               (e) The Mortgagee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by the Mortgagor under the Leases and the assignment of the Leases effected hereby shall not place responsibility for the control, care, management or repair of the mortgaged premises (or any part thereof) on the Mortgagee or make the Mortgagee responsible or liable for any negligence in the management, operation, upkeep, repair or control of the mortgaged premises. The Mortgagor hereby agrees to indemnify, to defend and to save harmless the Mortgagee and its officers, members, agents and employees from any and all liability arising from the Leases, or from this assignment of Leases, or from any and all claims and demands whatsoever that may be asserted against the Mortgagee or its officers, members, agents or employees by reason of any alleged obligations or undertakings on the part of the Mortgagee or its officers, members, agents or employees to perform or discharge any of the terms of the Leases prior to the date on which the Mortgagee elects to exercise its rights as an assignee hereunder.

               (f) The Mortgagor will (i) fulfill or perform every condition and covenant of the Leases by the Landlord to be fulfilled or performed,
        (ii) enforce, short of termination of the Leases, the performance and observance of every covenant and condition of the Leases by the tenants to be performed and observed thereunder, (iii) not terminate the Leases without the prior written consent of the Mortgagee, which shall not be unreasonably withheld or delayed, nor accept a surrender thereof, unless required to do so by the terms of the Leases and (iv) deliver to the Mortgagee, upon written demand, a statement specifying the rents and other profits to be derived or received from the Leases for the periods specified in such demand and true and correct copies of the Leases as they then exist.

               (g) In the event of a default hereunder, the Mortgagee, at its option, without notice, either in person or by agent with or without bringing any action or proceeding, or by a receiver to be appointed by a court may: enter upon, take possession of, and operate the mortgaged premises; make, enforce, modify and accept the surrender of Leases; obtain and evict tenants; fix or modify rents; and do any acts which the Mortgagee deems proper to protect the security hereof until all indebtedness secured hereby is paid in full, and either with or without taking possession of the mortgaged premises, in its own name, sue for or otherwise collect and receive all rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of


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
        operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby in such order as the Mortgagee may determine. The entering upon and taking possession of said property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or waive, modify or affect any notice of default under this Mortgage.

        15. REAL PROPERTY LAW 291-f. The Mortgagor shall not, and shall not have the right or power, as against the Mortgagee without its consent, to cancel, abridge or otherwise modify, or accept prepayments of installments of rent to become due under any lease of the mortgaged premises or any part thereof not made primarily for the residential purposes of the owner of the leasehold estate and which is either now in existence and has an unexpired term of at least five
(5) years or hereafter is entered into for a term of at least five (5) years. The Agreement contained in this paragraph has been made with reference to section 29l-f of the New York State Real Property Law.

        16. RECEIVER. The holders of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver of the rents and profits of the said premises without notice, as a matter of right, without consideration of the value of the mortgaged premises as security for the amounts due the Mortgagee, or the solvency of any person or persons liable for the payment of such amounts.

        17. SALE IN ONE PARCEL. That in case of sale under foreclosure, the mortgaged premises may be sold in one parcel.

        19. FEES AND EXPENSES. All sums paid or incurred by the Mortgagee for the expenses (including reasonable attorneys' fees) of enforcing, defending or upholding the lien of this Mortgage, regardless of whether any action or proceeding has been commenced, but including any action to foreclose the Mortgage or to collect the debt secured thereby, shall be paid by the Mortgagor, together with interest thereon at the rate set forth in the Note (but in no event shall the interest rate be more than the law allows), and such sum and the interest thereon shall be a lien on the mortgaged premises, prior to any right, or title to, interest in or claim upon said mortgaged premises attaching or accruing subsequent to the lien of the Mortgage and shall be secured by the Mortgage. In addition to and not in limitation of the foregoing, in any action or proceeding to foreclose the Mortgage, or to recover or collect the debt secured thereby, the provisions of law respecting the recovery of costs, disbursements and allowances shall also apply. The expenses of pursuing, searching for, retaking, receiving, holding, storing, safe-guarding, any environmental testing and cleanup, insuring, accounting for, advertising, preparing for sale or lease, selling, leasing and the like, plus attorney's fees, fees for certified public accountants, fees for auctioneers, fees for brokers and/or appraisers, fees for security guards, fees for environmental auditors and engineers, fees for hazard insurance premiums, or any other costs or disbursements whatsoever incurred by or contracted for by the Mortgagee in connection with the disposition of the mortgaged premises (including any of the foregoing incurred or contracted for by the Mortgagee in connection with any bankruptcy or insolvency proceedings involving the Mortgagor) -- shall all be chargeable to Mortgagor and shall be secured by the Mortgage, and said Mortgagor will also be responsible for any deficiency.

        Without limiting the generality of the foregoing, if at any time the United States of America, any state thereof or any governmental subdivision of such state, having jurisdiction, shall require internal revenue stamps to be affixed to the Note, or other tax paid on or in connection therewith, Mortgagor will pay the same with any interest or penalties imposed in connection therewith. If, by reason of the additional sums that may become secured by the lien of this Mortgage pursuant to the terms hereof, a court or other governmental authority having jurisdiction at any time shall determine that this Mortgage falls within the ambit of Section 256 of the Tax Law of the State of New York, then Mortgagee reserves the right, in its sole and absolute discretion, to elect not to have such additional sums secured by this Mortgage and thereby reduce the indebtedness secured hereby to a definite amount equal to the principal amount of the Note, interest thereon at the rate provided in the Note, plus any disbursements made to protect the security of this Mortgage, with annual interest on such disbursements at the rate applicable to overdue payments under the Note (or the highest rate permitted by law, whichever shall be less), plus any such other sums as by statute or judicial interpretation now or hereafter may be permitted to be secured by the lien of a mortgage without incurring any additional mortgage recording tax. Any election by Mortgagee to so reduce the indebtedness secured hereby shall in no event be deemed a release, waiver or discharge by Mortgagee of Mortgagor's obligation to pay or reimburse Mortgagee for such sums and such obligation shall continue unimpaired and shall be recourse obligations of Mortgagor and any Guarantor of the indebtedness secured hereby, regardless of any other provisions set forth herein or in the Note or in any such guaranty that may limit recourse against Mortgagor or anyone else. It is further understood and agreed that any sums, including, without limitation, any prepayment penalties, late charges or liquidated damages, that may become due and payable pursuant to the terms of the Note and/or this Mortgage and that are in the nature of interest shall, for the purpose of determining the amount of mortgage recording tax due and payable on this Mortgage, be considered as additional interest, whether or not so denominated, and such sums shall be secured by the lien of this Mortgage to the fullest extent possible without causing this Mortgage to be covered by Section 256 of the New York Tax Law, and shall not be deemed principal and shall not accrue any interest thereon.

        19. CONDEMNATION AWARDS. The Mortgagor does hereby assign to the Mortgagee any awards heretofore made and hereafter to be made by any state, county or local authorities to the owner of the mortgaged premises, as a result of condemnation of all or any portion of said mortgaged premises or of the use thereof and the said Mortgagee, at its option, is hereby authorized to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same to reduction of installments due to the mortgagee, in the inverse order of their maturity, notwithstanding the fact that no installment on account of this Mortgage may then be due and payable; and the Mortgagor, upon request by the Mortgagee, will make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to the Mortgagee, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever.

        20. LATE FEES. If the entire amount of any payment is not paid in full within ten (10) days after the same is due, Mortgagor shall pay to the Mortgagee a late fee equal to five percent (5%) of the required payment and such late fees are also secured by this Mortgage.

        21. SECURITY FOR OTHER INDEBTEDNESS: In addition to the Note referred to on Page 1 of this Mortgage, this Mortgage is intended to secure any and all liabilities, obligations and further loans or indebtedness owed or to be owed by the Mortgagor to the Mortgagee, whether direct and/or indirect, contingent and/or noncontingent and/or liquidated or unliquidated, and it is stipulated that the maximum amount secured by this Mortgage at execution or which under any contingency may be secured thereby at any time in the future shall be the original principal amount hereof. The obligation of the Mortgagee to make further or future advances or readvances shall be optional with the Mortgagee. Readvances may be made under the provisions hereof to the present or to any future owner of the mortgaged premises. However, in no event shall this Mortgage secure any transaction with respect to which the Mortgagor shall be entitled to notice of a right to rescind pursuant to the Federal Truth and Lending Act and Regulation Z thereunder, unless said notice has been given.

        22. NO ORAL MODIFICATION. The provisions of this instrument cannot be changed, modified or discharged unless such change, modification or discharge is in writing and signed by the party against whom enforcement of such change, modification or discharge is sought, or by its agent thereunto duly authorized in writing.

        23. MISCELLANEOUS. This Mortgage and all agreements and covenants contained herein shall bind the executors, administra tors, successors and assigns of the Mortgagor and inure to the benefit of the successors and assigns of the Mortgagee, with like effect as if named herein. If more than one person or entity joins in the execution of this Mortgage, the covenants and agreements hereof shall be their joint and several obligations, and if any be masculine or feminine or under any assumed business name, the relative words herein shall be read as if written in the plural or in the masculine, feminine or neuter gender, as the case may be, and the words "Mortgagor" and "Mortgagee" where used herein shall be construed to include their and each of their , executors, administrators, successors and assigns. Captions used herein are for convenience only and shall not affect the interpretation of any provisions herein.

        24. NOTICES. Any notice, demand or request pursuant to this Mortgage shall, at the option of the party so giving the notice, demand or request, be
(a) sent overnight via Federal Express or other substantial national delivery service, or (b) delivered personally, or (c) sent via Led Foot Express or other substantial delivery service, return receipt requested, or (d) sent via certified mail, return receipt requested, and, in each case, addressed as set forth on page 1 of this Mortgage (adding, in the case of the Mortgagee's address, "Attention: Commercial Loan Department"). Notice shall be deemed to have been given on the date of personal delivery or if given by overnight service or regional delivery service or by certified mail on the date of receipt as indicated by the records of the overnight or regional delivery service, or the U.S. Postal Service as the case may be. Any change of address shall be effective if sent in accordance with this paragraph. Failure of the Mortgagor to provide notice of a change in address within thirty (30) days of said change shall constitute an event of default hereunder.

        Mortgagor:    Decora Incorporated
                      1 Mill Street
                      Fort Edward, New York  12828

        Mortgagee:    Fleet Bank of New York
                      69 State Street
                      Albany, New York 12207

        25. CORRECTIVE DOCUMENTS. Upon receipt of an affidavit of an officer of Mortgagee as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

        26. NO RELIANCE ON MORTGAGEE. Mortgagor affirms that it is not relying on the fact that the Mortgagee has extended this Mortgage or loan as evidence of good condition and/or good title of the mortgaged premises.

        27. INVALID PROVISION. If any provision hereof would be invalid under applicable law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision being held invalid.

        28. NO WAIVER. No failure by Mortgagee to exercise, and no delay in exercising, and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

        29. CHOICE OF LAW. This Mortgage is being executed and delivered in the State of New York and shall be construed and enforced in accordance with the laws of the State of New York.

        30. JURISDICTION. The Mortgagor consents to the jurisdiction of the courts of the State of New York which courts shall be the sole and exclusive forum.

        31. APPRAISALS. Upon request of the Mortgagee, which request shall be made not more than once in any twelve (12) month period during the term hereof, the Mortgagor agrees to provide at its sole cost and expense updated appraisals covering the mortgaged premises, in form satisfactory to the Mortgagee and completed by an appraiser satisfactory to the Mortgagee. At the sole option of the Mortgagee, the Mortgagee may procure said appraisal(s) and pay the cost therefor, and in such event, the Mortgagor will on demand pay to the Mortgagee such costs so paid and the same shall be deemed to be secured by this Mortgage and shall be collectible thereupon in like manner as the principal monies.

        32. TAX SEARCH FEE: Upon the request of the Mortgagee, the Mortgagor shall pay to Mortgagee such fees as may be charged by others to monitor the payment of taxes assessed against the mortgaged premises, and upon the failure of the Mortgagor to promptly remit such fees to the Mortgagee, such fees may be paid by the Mortgagee and shall be secured by the lien of this Mortgage.

        33. MORTGAGEE'S RIGHT TO INSPECT THE MORTGAGED PREMISES. Mortgagee, and others authorized by Mortgagee, may enter on and inspect the mortgaged premises at reasonable times and in a reasonable manner. Before or at the time any such inspection is made, Mortgagee shall give the Mortgagor a notice stating a reasonable purpose for the inspection.

        34. SETOFF RIGHTS. Mortgagor and each Guarantor hereby grant to the Mortgagee a lien, security interest and right of setoff as security for all liabilities and obligations of Mortgagor to the Mortgagee, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Mortgagee or any entity under the control of Fleet Financial Group, Inc., or in transit to any one of them. Upon default at any time, without demand or notice, the Mortgagee may set off the same or any part thereof and apply the same to any liability or obligation of Mortgagor or the Guarantor even though unmatured and regardless of the adequacy or any other collateral securing the Note. ANY AND ALL RIGHTS TO REQUIRE THE MORTGAGEE TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE MORTGAGOR AND ITS GUARANTORS ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

        35. WAIVER OF TRIAL BY JURY. MORTGAGOR AND THE MORTGAGEE MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY TO THE FULLEST EXTENT ALLOWED BY LAW. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE MORTGAGEE TO ACCEPT THIS MORTGAGE AND MAKE THE LOAN.

        36. PLEDGING OF RIGHTS. Mortgagee may at any time pledge all or any portion of its rights under the loan documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Mortgagor from its obligations under any of the loan documents.

        37. MODIFIED FOLLOWING BUSINESS DAY CONVENTION. The Modified Following Business Day Convention shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term, "Modified Following Business Day Convention," and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

        A "Business Day" means, in respect of any date that is specified in this Agreement to be subject to adjustment in accordance with applicable Business Day Convention, a day on which commercial banks settle payments in New York or London if the payment obligation is calculated by reference to any (i) LIBOR Rate, or (ii) New York, if the payment obligation is calculated by reference to any Prime Rate.

        38.    PARTICIPATIONS.

        The Mortgagee shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Mortgagee or any Guarantor to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Mortgagee's obligation to lend hereunder and/or any or all of the loans held by Mortgagee hereunder. In the event of any such grant by Mortgagee of a participating interest to a Participant, whether or not upon notice to Mortgagor, Mortgagee shall remain responsible for the performance of its obligations hereunder and Mortgagor shall continue to deal solely and directly with Mortgagee in connection with Mortgagee's rights and obligations hereunder.

        Mortgagee may furnish any information concerning Mortgagor in its possession from time to time to prospective Assignees and Participants, provided that Mortgagee shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.


        IN WITNESS WHEREOF, the Mortgagor has caused this instrument to be signed the day and year first above written.


                                DECORA, INCORPORATED d/b/a
                                       DECORA MANUFACTURING


                                By:________________________________
                                   Timothy N. Burditt, Vice
                                   President Finance



STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF ALBANY    )

        On this ____ day of April, 1998, before me personally appeared Timothy
N. Burditt, to me known, who being by me duly sworn, did depose and say that he resides in Clifton Park, New York, that he is the Vice President, Finance of DECORA, INCORPORATED d/b/a DECORA MANUFACTURING, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                   ------------------------------
                                   Notary Public